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                                                                      Exhibit 99



                  Interliant Sells Non-OEM Web Hosting Business

     Sale Supports Interliant Strategy to Focus on Branded Solutions/OEM Web
                                    Hosting

PURCHASE, NY, OCTOBER 29, 2001 - As part of its restructuring strategy, Interliant, Inc. (Nasdaq: INIT), a leading application service provider (ASP), today announced the sale of its shared and unmanaged dedicated retail Web hosting business to Interland, Inc. (Nasdaq: INLD). The companies did not disclose the terms of the sale.

"The sale of our retail hosting business - one of our non-core business areas -- is another step in the execution of our restructuring strategy. Interliant will continue to be a major player in the Web hosting sector through our Branded Solutions offerings," said Bruce Graham, Interliant president and CEO. "To support our OEM, private label and referral partners, we have made a significant investment in the development of a flexible, scalable, secure platform. We believe it is the best platform available in the industry today, and that it provides us with a critical competitive edge in the private label space. We will continue to expand this customer base beyond the premier partners we currently serve."

Since April, Interliant has restructured its business to focus on a set of four core offerings, including INIT Managed Messaging (on both the Lotus Domino and Microsoft Exchange platforms), INIT Managed Hosting, INIT Security, and the INIT Branded Solutions offering, plus associated professional services. The company has aggressively

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pursued opportunities to divest itself of its non-core business assets, including the July sale of its ERP/CRM hosting business.

"We will work closely with Interland to provide a seamless transition for our retail Web hosting customers," Graham said. During the transition period, the servers will remain in Interliant's Atlanta data center, while Interland migrates the customers to its data center, also located in Atlanta. The process is expected to take approximately two to three months.

About Interliant
----------------
Interliant, Inc. (Nasdaq: INIT) is a leading global application service provider
(ASP) and pioneer in the ASP market. Interliant's INIT Solutions Suite includes managed messaging, managed hosting, security, branded solutions Web hosting, and professional services. Interliant, headquartered in Purchase, NY, has forged strategic alliances with the world's leading software, networking and hardware manufacturers including Microsoft (Nasdaq: MSFT), Dell Computer Corporation (Nasdaq: DELL), Oracle Corporation (Nasdaq: ORCL), Verisign/Network Solutions (Nasdaq: VRSN), IBM (NYSE: IBM), Sun Microsystems Inc. (Nasdaq: SUNW), and Lotus Development Corp. For more information about Interliant, visit www.interliant.com.

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Interliant, INIT Managed Messaging, INIT Managed Hosting, INIT Security, and
INIT Solutions Suite are trademarks of Interliant, Inc., in the United States, other countries, or both. Other company, product, and service names may be trademarks or service marks of others.

         This press release contains forward-looking statements that can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "plan," "forecast" and similar words and expressions. Such forward-looking statements involve risks and uncertainties that may cause actual results, performance, achievements and the timing of certain events to differ significantly from the results discussed or implied in the forward-looking statements. Therefore, no forward-looking statement can be guaranteed. Important factors to consider in evaluating such forward-looking statements include uncertainty that demand for our services will increase and other competitive market factors, changes in Interliant's business strategy or an inability to execute Interliant's strategy due to unanticipated changes in its business, its industry or the economy in general, unforeseen difficulties in integrating acquisitions and other factors set forth more fully in Interliant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all factors affecting Interliant's forward-looking statements and investors therefore should not consider any list of factors affecting Interliant's forward-looking statements to be an exhaustive statement of risks, uncertainties or potentially inaccurate assumptions. Interliant does not have a policy of updating or revising forward-looking statements, and thus it should not be assumed that Interliant's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.